EMPLOYMENT AGREEMENT
                              --------------------

     T s Employment Agreement (this "Agreement") is made and entered into as of the day of 2Y, 2004, (the "Effective Date"), by and between R. Wayne Fritzsche
          --
(hereinaft referred to as "Employee") and PharmaFrontiers Corporation (hereinafter referred to as "PharmaFrontiers-').

                                   WITNESSETH.

     WHEREAS. Employee desires employment with PharmaFrontiers on the terms and conditions below; and

     WHEREAS, PharmaFrontiers' success requires the protection of its intellectual property, proprietary information and goodwill and PharmaFrontiers is willing to employ Employee, subject to the terms and conditions below;

     NOW, THEREFORE, for and in consideration of the employment by PharmaFrontiers, the compensation and other remuneration paid and to be paid by PharmaFrontiers and received by the Employee for such employment, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by Employee, it is agreed by and between the parties hereto as follows:

     Employment

     PharmaFrontiers agrees to employ the Employee, and Employee agrees that Employee will devote the amount of time. skill, and efforts during the period of Employee's employment to such duties as may be reasonably assigned to Employee Employee will faithfully and diligently endeavor to further the best interests of PharmaFrontiers during the period of Employee's employment.

2.   Term

     Unless earlier terminated in accordance with this Agreement, the term of the Employee's employment shall continue from the Effective Date for a period of three (3) years. Either PharmaFrontiers or Employee may terminate this Agreement on two (2) weeks' prior written notice in the event of a material breach of this Agreement by the other party

     Duties and Title

     During the term of this Agreement. Employee shall have the title of and shall act as the Vice President. Corporate Development, and be a member of the Scientific Advisory Board of PharmaFrontiers Employee shall have the following responsibilities and duties: Employee shall report to PharmaFrontiers' President, shall handle corporate strategy matters, includingg the negotiation of appropriate licensing, sublicensing, joint venture. affiliation and other agreements of PharmaFrontiers. shall advise the President and the Board of Directors of PharmaFrontiers on scientific and related matters. and/or have such other responsibilities and duties as may be assigned to Employee b
PharmaFrontiers'  President  and/or  Board  of  Directors  from  time  to  time

     Compensation

     As compensation, PharmaFrontiers shall, upon the complete execution and delivery of this Agreement to PharmaFrontiers, issue to Employee Two Hundred Thirty One Thousand Five Hundred (231,500) shares of the common stock of PharmaFrontiers. In addition, PharmaFrontiers grants to Employee the right to purchase, and for consideration of one hundred dollars (5100) Employee has purchased, two (2) options, each to purchase, at a price per share that is eighty percent (80%o) of the then current market value, Two Hundred Thousand (200,000) shares of the common stock of PharmaFrontiers, upon the expiration of the two (2) year period from the Effective Date and the three (3) year period from the Effective Date, respectively; provided. however. that in the event of a change in control of PharmaFrontiers (defined as a transaction in which there is a change in the ownership of more than fifty percent (50%) of the stock of PharmaFrontiers entitled to elect directors), Employee may exercise all such options if Employee does so within thirty (30) days after Employee receives notice of such anticipated change in control. Employee's exercise of such options shall be pursuant to the execution of a stock purchase agreement with terms acceptable to PharmaFrontiers. Any other compensation, salary and/or bonuses paid Employee shall be subject to such payroll and withholding deductions as may be required by law or the policies of PharmaFrontiers.

     Benefits

     PharmaFrontiers will provide Employee with the benefits and insurance coverage as generally provided by PharmaFrontiers to its management employees, but only if and when such benefits and/or coverage are provided. As of the Effective Date, no such benefits or coverage are provided If provided, such benefits and insurance coverages may be changed by PharmaFrontiers from time to time.

     Confidential and Proprietary Information; Documents

     6.1 PharmaFrontiers shall provide Employee with information deemed secret and confidential by PharmaFrontiers. Such secret or confidential information or know-how of PharmaFrontiers (referred to collectively as "Confidential Information") shall include, without limitation, the following: the status and plans for research and development; materials, cells, tissues. and other biological samples and specimens: cell banking methods, apparatus. and services; pending and planned patent applications (until published by the Patent Office); invention disclosures; research and technical data and information, methods of creating, preparing, and using stem cells and other biological materials;
license, sublicense, and other agreements relating to intellectual property rights; PharmaFrontiers' plans; customer or contact information: contributor information; strategies, costs, prices, uses, applications of products and services; results of and data from investigations or experiments; all apparatus. products. processes, compositions. samples, formulas, computer programs, pricing policy, financial information. and methods of doing business: policy and/or procedure manuals, training and recruiting procedures; accounting procedures: the status and content of PharmaFrontiers' contracts with its contributors, clients. and customers; PharmaFrontiers' business philosophy, and servicing methods and techniques: all at any time used. developed, or investigated by PharmaFrontiers. before or during the Employee's tenure of employment, which are not generally available to the public or which are maintained as confidential by PharmaFrontiers.

     6.2 Employee recognizes and acknowledges that Employee will have access to certain information of PharmaFrontiers that is confidential and proprietary and constitutes valuable and unique property of PharmaFrontiers. Employee agrees that Employee will not at any time, either during or subsequent to Employee's employment, disclose to others, use, copy or permit to be copied, except in pursuance of Employee's duties on behalf of PharmaFrontiers, its successors, assigns or nominees, any Confidential Information or know-how of PharmaFrontiers (whether or not developed by the Employee) without PharmaFrontiers' prior written consent. Employee further agrees to maintain in confidence any confidential information of third parties received as a result of Employee's employment with PharmaFrontiers.

     6.3 Employee further agrees to deliver to PharmaFrontiers at the termination of Employee's employment all biological materials correspondence. memoranda, notes, records, drawings, sketches, plans, customer, client and/or contributor lists, product compositions, or other documents and all copies thereof (all of which are hereafter referred to as the "Documents"), made, composed or received by Employee, solely or jointly with others, and which are in Employee's possession, custody, or control at such date and which are related in any manner to the past, present, or anticipated business of PharmaFrontiers. in this regard, Employee hereby grants and conveys to PharmaFrontiers all right, title and interest in and to. including without Iimitation, the right to possess, print, copy, and sell or otherwise dispose of, any biological materials, reports, records, papers summaries, photographs, drawings or other documents. and writings, copies, abstracts or summaries thereof. or any other works of' authorship, which may be prepared by Employee or under Employee's direction or which may come into Employee's possession in any way during the term of Employee's employment with PharmaFrontiers which relate in any manner to the past, present or anticipated business of PharmaFrontiers.

     6.4 Employee further agrees that Employee will not, during Employee's employment, and on behalf of PharmaFrontiers receive from persons not employed by PharmaFrontiers. any confidential information not belonging to PharmaFrontiers, unless a valid agreement is signed by both an officer of PharmaFrontiers and by the disclosing party that states that PharmaFrontiers will not be in a confidential relationship with the disclosing party Employee further agrees that Employee will not use or disclose to other employees of PharmaFrontiers, during Employee's employment with PharmaFrontiers, confidential information belonging to Employee's former employers, or any other third parties unless written permission has been given by such persons to PharmaFrontiers to use and/or disclose such information.

     6.5 In the event of a breach or threatened breach of any of the provisions of Section 6, PharmaFrontiers shall be entitled to an injunction ordering the return of such Documents and any and all copies thereof and restraining Employee from using or disclosing, for Employee's benefit or the benefit of others, in whole or in part, any Confidential Information, including but not limited to the Confidential Information which such Documents contain, constitute. or embody. Employee further agrees that any breach or threatened breach of any of the provisions of Section 6 would cause irreparable injury to PharmaFrontiers for which it would have no adequate remedy at law. Nothing herein shall be construed as prohibiting PharmaFrontiers from pursuing any other remedies available to it for any such breach or threatened breach, including the recovery of damages.

7.   Noncompetition/No-Hire  Agreement

     7.1  Employee  agrees  that, from the Effective Date until a period of [two
(2) years] following the date of the termination of Employee's employment (the "Noncompetition Period"), Employee will not directly or indirectly, either as an employee, employer, consultant, agent, principal, partner. corporate officer, director, or in any other individual or representative capacity. engage or participate in any "Competitive Business" anywhere in the United States of America, Canada or the European Union (the "Noncompetition Territory"). As used herein, a "Competitive Business" is defined as any business, including those relating to stem cells or cell banking, which provides the same or substantially the same products, services or licenses to intellectual property rights, in whole or in part, as are provided by PharmaFrontiers during the term of this Agreement.

     7.2 Employee further agrees that during the Noncompetition Period and within the Noncompetition Territory Employee will not, directly or indirectly, either as an employee, employer. consultant, agent, principal, partner, corporate officer, director, or in any other individual or representative capacity, call on, solicit, recruit, or attempt to call on. solicit. or recruit, or attempt to hire any of the employees of PharmaFrontiers, regardless of whether for the benefit of the Employee or for any other person, firm, or corporation.

     7.3 Employee shall not during the Noncompetition Period and within the Noncompetition Territory. either directly or indirectly (i) make known to any Competitive Business the names and addresses of any of PharmaFrontiers' customers or contacts or any other information pertaining to such persons or businesses or (ii) call on, solicit, or take away, or attempt to call on, solicit or take away any of the customers of PharmaFrontiers with whom Employee became acquainted during Employee's association with PharmaFrontiers, regardless of whether for the benefit of the Employee or for any other person, firm or corporation.

     7.4 Employee agrees that the restraints created by the covenants in Section 7 are no greater than necessary to protect PharmaFrontiers' legitimate interests Furthermore, Employee agrees that such covenants of Section 7 do not hinder. or otherwise cause hardship to Employee in finding and performing employment elsewhere upon termination of this Agreement. Similarly, Employee agrees that PharmaFrontiers' need for the protection afforded by the covenants of Section 7 is not outweighed by either the hardship to Employee or any injury likely to the public

     7.5 Employee agrees that this Section is ancillary to this Agreement, and independent of any other agreement related to Employee's employment with PharmaFrontiers, and Employee acknowledges that the consideration given by PharmaFrontiers for this Agreement includes PharmaFrontiers' agreement to provide to the Employee access to the Confidential information,as well as employment. Further, the existence of any claim or cause of action of Employee against PharmaFrontiers or any officer, director, or employee of PharmaFrontiers, whether predicated on this Agreement or otherwise, shall not constitute a defense to the enforcement by PharmaFrontiers of Employees covenants contained in this Agreement In addition, this Agreement shall continue to be binding upon Employee in accordance with its terms, notwithstanding the termination of Employee's employment.

     7.6 Employee agrees that Employee's breach or violation, or threat thereof. of' this covenant not to compete shall entitle PharmaFrontiers, as a matter of right, to an injunction without the necessity of posting bond, issued by any court of competent jurisdiction, restraining any further or continued breach or violation of this covenant. Such right to an injunction shall be cumulative and in addition to, and not in lieu of, any other remedies to which PharmaFrontiers may show itself justly entitled. Further, during any period in which Employee is in breach of this covenant not to compete, the time period of this covenant shall be extended for an amount of' time that Employee is in breach.

     Inventions and Other Intellectual Property

     8.I Employee agrees to hold in complete trust for the benefit of PharmaFrontiers, and to disclose promptly and fully to PharmaFrontiers in writing, and hereby assigns, and binds Employee's heirs, executors, administrators, and all legal representatives to assign, to PharmaFrontiers any and all inventions, discoveries, ideas, concepts. improvements, copyrightable works, biological materials, and other developments (all of the above are collectively referred to as the "Developments") conceived, made, discovered or developed by him, solely or jointly with others, during the term of Employee's employment by PharmaFrontiers, whether during or outside of usual working hours and whether on PharmaFrontiers' premises or not, which relate IN any manner to the past. present or anticipated business of PharmaFrontiers. The parties agree that, if Employee is an inventor as determined by U.S. patent law for any invention, Employee shall be named as an inventor in connection with any patent application therefor. Any and all such Developments shall be the sole and exclusive property of PharmaFrontiers, whether patentable, copyrightable, or neither, and Employee agrees that Employee will assist and fully cooperate in every way, at PharmaFrontiers' expense, in securing, maintaining, and enforcing. for the benefit of PharmaFrontiers or its designee, patents, copyrights or other types of proprietary or intellectual property protection for such Developments in any and all countries Employee acknowledges and agrees that any and all such Developments conceived. created, or authored by him within the scope of Employee's employment is a "work made for hire," as defined by the federal copyright laws, and therefore all copyrights in and to such works are and will be owned by PharmaFrontiers. To the extent that Employee authors any copyrightable work in any medium during the Term of this Agreement which relates or pertains in any way to PharmaFrontiers or any of the operations or activities of either and which was not prepared within the scope of Employee's employment. Employee hereby assigns all right, title. and interest. including but not limited to all rights of copyright. in and to such works to PharmaFrontiers. Within six months following the termination of Employee's employment, and without limiting the generality of the foregoing, any Development of the Employee relating to any PharmaFrontiers subject matter on which Employee worked or was informed during Employee's employment by PharmaFrontiers shall be conclusively presumed to have been conceived and made prior to the termination of Employee's employment (unless the Employee clearly proves that such Development was conceived and made following the termination of Employee's employment), and shall accordingly belong. and be assigned, to PharmaFrontiers and shall be subject to this Agreement.

     8.2 Without limiting the foregoing, Employee agrees at the request of PharmaFrontiers (but without additional compensation from PharmaFrontiers during Employee's employment by PharmaFrontiers) to execute any and all papers and perform all lawful acts which PharmaFrontiers deems necessary for the preparation. filing, prosecution, and maintenance of applications for United States and foreign letters patent, or for United States and foreign copyrights, on the Developments, and to execute such instruments as are necessary or convenient to assign to PharmaFrontiers, its successors, assigns or nominees, all of the Employee's right, title, and interest IN the Developments and the like, so as to establish, maintain or perfect, in PharmaFrontiers, its successors. assigns or nominees, the entire right, title, and interest to the Developments, and also to execute any instruments necessary or which PharmaFrontiers may deem desirable it connection with any continuation, renewal or reissue thereofor in the conduct of any proceedings or litigation in regard thereto.

     S 3 All expenses incurred by the Employee by reason of the performance of any of the obligations set forth in this Section on Inventions shall be borne by PharmaFrontiers. Should the Employee's assistance be requested by PharmaFrontiers after termination of employment, PharmaFrontiers would compensate the Employee AT a reasonable rate.

     Conflicts  of  Interest

     9.1 In keeping with Employee's fiduciary duties to PharmaFrontiers. Employee agrees that Employee shall not, directly or indirectly, become involved in any conflict of interest. or upon discovery thereof allow such a conflict to continue. Moreover. Employee agrees that Employee shall promptly disclose to The Board of PharmaFrontiers any facts which might involve any reasonable possibility of a conflict of interest as PharmaFrontiers is currently and in the nature configured and practicing business_ Employee shall maintain the highest standards of conduct, and shall not do anything likely to injure the reputation or goodwill of PharmaFrontiers, or embarrass or otherwise generate adverse publicity for or bring unwanted attention to PharmaFrontiers.

     9.2 It is agreed that any direct or indirect interest in. connection with, or benefit from any outside activities. particularly commercial activities, which interest might in any way adversely affect PharmaFrontiers or any of its subsidiaries or affiliates, involves a possible conflict of interest. Circumstances in which a conflict of interest on the part of Employee would or might arise. and which should be reported immediately by Employee to an officer of PharmaFrontiers, include. without limitation, the following (a) ownership of a material interest in. acting in any capacity for, or accepting directly or indirectly any payments, services or loans from a supplier, contractor. subcontractor. customer or other entity with which PharmaFrontiers does business: (b) misuse of information or facilities to which Employee has access in a manner which will be detrimental to PharmaFrontiers' interest; (c) disclosure or other misuse of information of any kind obtained through the Employee's connection with PharmaFrontiers; (d) acquiring or trading in, directly or indirectly, other properties or interests connected with the design, manufacture or marketing of products designed, manufactured or marketed by PharmaFrontiers; (e) the appropriation to the Employee or the diversion to others, directly or indirectly, of any opportunity in which it is known or could reasonably be anticipated that PharmaFrontiers would he interested; and (f) the ownership, directly or indirectly, of a material interest in an enterprise in competition with PharmaFrontiers or its dealers and distributors or acting as a director, officer, partner, consultant, employee or agent of any enterprise which is in competition with PharmaFrontiers or its dealers or distributors.

10. Activities Associated With Maintenance of Professional Status and Community Activities

     PharmaFrontiers will reimburse Employee for the costs of activities associated with the maintenance of the Employee's professional status, including the payment of licensing fees and required continuing education, expenses for professional/network meetings, as well as community activities.

I I. Prior Discoveries

     Employee has no unpatented inventions and discoveries made or conceived by Employee prior to Employee's employment with PharmaFrontiers that relate to stem cell isolation, identification and/or expansion and/or cell banking as of the Effective Date

12.  Publicity

     12.1 Employee agrees that PharmaFrontiers may use. and hereby grants PharmaFrontiers the nonexclusive and worldwide right to use, Employee's name, picture. likeness, photograph, signature, or any other attribute of Employee's persona (all of such attributes are hereafter collectively referred to as "Persona") in any media for any advertising, publicity or other purpose at any time, either during or subsequent to Employee's employment by PharmaFrontiers. Employee agrees that such use of Employee's Persona will not result in any invasion or violation of any privacy or property rights Employee may have, and Employee agrees that Employee will receive no additional compensation for the use of Employee's Persona. Employee further agrees that any negatives, prints or other material for printing or reproduction purposes prepared in connection with the use of Employee's Persona by PharmaFrontiers shall be and are the sole property of PharmaFrontiers.

     12 2 Employee further agrees that at no time shall Employee write, author. publish, distribute, or cause to be published or distributed any pictorial, graphic, or literary works, such as but without limitation, books, articles, stories, or pamphlets, in any medium of expression, tangible or intangible. that relate, describe, or pertain in any way to PharmaFrontiers or to the operations, activities, or employees of PharmaFrontiers without first obtaining the prior written consent of the Board of Directors of PharmaFrontiers to do so and also the prior written approval of the contents of any such work by the Board of Directors of PharmaFrontiers.

13.  Remedies

     Employee and PharmaFrontiers agree that, because damages at law for any breach or nonperformance of this Agreement by Employee, while recoverable, are and will be inadequate, this Agreement may be enforced in equity by specific performance, injunction, accounting or otherwise.

14.  Miscellaneous

     14.1 This Agreement is made and entered into as of the Effective Date and the rights and obligations of the parties hereto shall be binding upon the heirs and legal representatives of the Employee and the successors and assigns of PharmaFrontiers. This Agreement may be assigned by PharmaFrontiers but is personal to the Employee and no rights, duties, and obligations of Employee hereunder may be assigned.

     14.2 No waiver or non-action with respect to any breach by the other party of any provision of this Agreement. nor the waiver or non-action with respect to any breach of the provisions of similar agreements with other employees shall be construed to be a waiver of any succeeding breach of such provision. or as a waiver of the provision itself.

     14.3 Should any portions hereof be held to be invalid or wholly or partially unenforceable, such holding shall not invalidate or void the remainder of this Agreement. The portions held to be invalid ~or unenforceable shall be revised and reduced in scope so as to be valid and enforceable, or, if such is not possible, then such portions shall be deemed to have been wholly excluded with the same force and effect as if it had never been included herein.

     14.4 Employee's obligations under this Agreement to PharmaFrontiers shall survive the termination, for whatever reason, of Employee's employment by PharmaFrontiers.

     14.5 This Agreement supersedes, replaces and merges any and all prior and contemporaneous understandings, representations, agreements and discussions relating to the same or similar subject matter as that of this Agreement between Employee and PharmaFrontiers and constitutes the sole and entire agreement between the Employee and PharmaFrontiers with respect to the subject matter of this Agreement.

     14 G The laws of the State of Texas, excluding any conflicts of law rule or principle that might otherwise refer to the substantive law of another jurisdiction, will govern the interpretation, validity and effect of this Agreement without regard to the place of execution or the place for performance thereof, and PharmaFrontiers and Employee agree that the state and federal courts in Harris County, Texas. shall have personal jurisdiction and venue over PharmaFrontiers and Employee to hear all disputes arising under this Agreement. This Agreement is to be at least partially performed in Harris County, Texas.

     14.7 All notices and other communications required or permitted hereunder or necessary or convenient in connection herewith shall be in writing and shall be deemed to have been given when mailed by registered mail or certified mail. return receipt requested, as follows:


     If to PharmaFrontiers, to:

     Mr. George R. Jarkesy. Jr.
     PharmaFrontiers
     Corporation 10211 Silver
     Leaf Lane
     Tomball, Texas 77375

     If to Employee, to:

     Mr. R. Wayne Fritzsche
     [Address to be added]


or to such other addresses as either party may designate by notice to the other party hereto in the manner specified in this section.

     14.8 This Agreement may not be changed or terminated orally, and no change. termination or waiver of this Agreement or of any of the provisions herein contained shall be binding unless made in writing and signed by both parties, and in the case of PharmaFrontiers. by an authorized officer of PharmaFrontiers. Any change or changes, from time to time, in Employee's salary and/or duties shall not be, nor be deemed to be, a change. termination or waiver of this Agreement or of any of the provisions herein contained.

PH.ARMAFRO IERS CORP9ATION     EMPLOYEE


                             By     ,     ,.,c'_i-t:

     Printed Name


                                      sche


                                   /s/ R. Wayne Feitzche
                                   -----------------------
                                   R. Wayne Fritz
                                   -----------------------